Exhibit 99.1

Westell Technologies Appoints Timothy Duitsman as President and CEO
AURORA, IL, August 22, 2019 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance network infrastructure solutions, today announced that its Board of Directors has chosen Timothy Duitsman as the Company’s new President and CEO, effective September 1, 2019. He succeeds Alfred S. (Stephen) John, who will be leaving the Company.
“Tim is an experienced senior executive with extensive management, engineering, and product development skills, and we are pleased to have him rejoin the Company as our CEO,” said Kirk Brannock, Chairman of the Board of Directors of Westell Technologies. “We believe Tim, as a proven business leader with deep knowledge and capabilities in bringing new products to market, is the right person with the right experience to drive Westell’s future success.”
“I am honored to be rejoining the Company as CEO at a time when communication networks are transitioning to 5G and are focused on densification and intelligence at the network’s edge, a Westell core strength,” said Duitsman. “I am excited to leverage my experience in developing differentiated, innovative products and solutions. Our mission is to execute on a value-creating path forward to drive profitable growth.”
Since 2012, Mr. Duitsman served as Senior Vice President of Product Development at Klein Tools, a manufacturer of hand tools, where he led his team to create innovative, award-winning new products substantially increasing revenue. Mr. Duitsman initially joined Klein Tools in 2009 as the Vice President of Engineering. Prior to that, Mr. Duitsman served as Vice President of Research and Development at Intermatic, where he also increased sales of new products. Previously, Mr. Duitsman served in various engineering and leadership roles at Westell. Mr. Duitsman earned an MBA from Northwestern University Kellogg School of Management, as well as MS and BS degrees in Mechanical Engineering from the University of Illinois at Chicago and the University of Illinois at Champaign-Urbana, respectively. Mr. Duitsman has served as a Director of the Company since June 2019.

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About Westell Technologies
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.
Twitter - Company: @Westell_Tech
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2019, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Contact
Tom Minichiello
Senior Vice President, Chief Financial Officer, Treasurer, and Secretary
Westell Technologies
630-375-4740
tminichiello@westell.com